Exhibit 16.1

October 11, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners

We have read Axcess International Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 11, 2012 and we agree with such statements concerning our firm.

Hein & Associates LLP

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